GOOSEHEAD INSURANCE, INC. ANNOUNCES NEW CHIEF FINANCIAL OFFICER

WESTLAKE, TEXAS – September 12, 2022 – Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, announced today that Mark Jones, Jr., its Vice President of Finance, has been promoted to the executive team as Chief Financial Officer.

Mr. Jones joined Goosehead in 2016 as its Controller and was promoted to Vice President of Finance in 2020, reporting directly to the CFO. He was instrumental to Goosehead’s IPO in 2018 and has been responsible for overseeing Goosehead’s SEC reporting, financial planning and analysis, and directly managing Goosehead’s finance team. Prior to joining Goosehead, Mr. Jones worked in Ernst & Young’s Audit practice, primarily focused on financial service companies. He is a graduate of Texas A&M University with a bachelor’s degree in accounting and a master’s degree in finance and is a Certified Public Accountant.

Mark Miller, Goosehead’s President and COO stated, “Mark Jones, Jr.’s ability to use financial analysis to drive operational results is impressive. His command of the company’s financials and KPIs is second to none. We continue to improve our management team’s capabilities and increase our bandwidth, and I look forward to partnering with Mark in his new role to help lead Goosehead to industry leadership.”

Mark Colby, Goosehead’s former CFO, will be transitioning out of Goosehead and pursuing other opportunities. We thank Mr. Colby for his 10 years of service and wish him the best in his future endeavors.

About Goosehead

Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 140 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of 15 corporate sales offices and over 2,341 operating and contracted franchise locations. For more information, please visit gooseheadinsurance.com.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the economic effects of the COVID-19 pandemic, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts

Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com